For Period ended 06/30/2015                                  Series 54
File Number 811-7852


Sub-Item 77Q3: Exhibits
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Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V for the Adviser Share Class, the answers for the Adviser Share Class are as follows:



USAA Flexible Income Fund - Adviser Shares

72DD
Dollar Distributions
96


73A
Per Share Distributions
..1858


74U
Shares Outstanding
511


74V
NAV
9.24